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                                                                       Exhibit n

Deloitte & Touche LLP
350 South Grand Avenue
Los Angeles, California  90071
Telephone (213) 688-0800



INDEPENDENT AUDITORS' CONSENT

TCW CONVERTIBLE SECURITIES FUND, INC.:

We consent to (a) the use in this Amendment #23 Registration Statement (Investment Company Act File No. 811-4980) on Form N-2 of our report dated February 12, 2001 appearing in the Annual Report of the Fund for the period ended December 23, 2000, (b) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement, and (c) the reference to us under the headings "Auditors" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

April 17, 2001

Los Angeles